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Exhibit 8.1

February 11, 2005

ORBIMAGE Inc.
21700 Atlantic Boulevard
Dulles, VA 20166

     Re:     Certain United States Federal Income Tax Consequences

Ladies and Gentlemen:

     We have acted as special counsel to ORBIMAGE Inc. (the “Issuer”) in connection with the registration statement on Form S-1 (the “Registration Statement”) filed by the Issuer on February 11, 2005 with the Securities and Exchange Commission in connection with the offer to shareholders of rights to subscribe for new common shares of the Issuer and warrants to purchase additional common shares of the Issuer.

     In connection with our representation of the Issuer, you have requested our opinion concerning certain United States federal income tax matters. The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

     We are opining in the Registration Statement and herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

     Based on such facts and subject to the limitations set forth in the Registration Statement, the statements in the Registration Statement set forth under the caption “Certain United States Federal Income Tax Consequences,” to the extent such statements constitute matters of law or legal conclusions, are the opinion of Latham & Watkins LLP as to the material United States federal income tax consequences relevant to shareholders who receive subscription rights pursuant to the Registration Statement.

     No opinion is expressed as to any matter not discussed herein.

ORBIMAGE, Inc.
February 11, 2005

     This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein, and it is possible that changes in such legal authorities may occur between the date hereof and the date of the rights offering. Nevertheless, we undertake no responsibility to advise you or your shareholders of any new developments in the application or interpretation of the United States federal income tax laws after the effectiveness of the Registration Statement.

     This opinion is rendered only to you and is solely for your benefit in connection with the filing of the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of United States federal securities laws and this opinion may be furnished or quoted to your legal counsel and to judicial and regulatory authorities having jurisdiction over you.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP